As filed with the Securities and Exchange Commission on August 7, 2009.


                                                  Registration No 333-158962

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A
                                 AMENDMENT NO. 1

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                     Flexible Solutions International, Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                         -----------------------------
                 (State or other jurisdiction of incorporation)

                                615 Discovery Street
                               Victoria, British Columbia
       91-1922863               Canada    V8T   5G4            (250) 477-9969
-----------------------       ---------------------------      ----------------
(IRS Employer I.D. Number)   (Address of principal executive     (Telephone)
                                        offices)

              Daniel B. Obrien
             615 Discovery Street
         Victoria, British Columbia
               Canada V8T 5G4                        (250) 477-9969
  -------------------------------------          -----------------------
  (Name and address of agent for service)             (Telephone)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [ ]                     Accelerated filer  [ ]

Non-accelerated filer  [ ]                       Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                           CALCULATION OF REGISTRATION
FEE

Title of each                        Proposed       Proposed
  Class of                            Maximum       Maximum
Securities             Securities    Offering       Aggregate      Amount of
  to be                   to be      Price Per       Offering    Registration
Registered             Registered    Share (1)         Price         Fee
----------             ----------    ---------      ---------    --------------

Common stock (2)        1,531,440      $1.55        $2,373,732        $ 133

-------------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457(c).
(2)  Shares of common stock to be sold by the selling shareholders.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                        1,531,440 shares of Common Stock

      By means of this prospectus a number of the shareholders of Flexible Solutions International, Inc. are offering to sell up to 1,531,440 shares of our common stock issuable upon the exercise of warrants.

      The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Prospective investors should consider certain important factors described under "Risk Factors" beginning on page 3 of this prospectus.

      These Securities Have Not Been Approved or Disapproved by the Securities and Exchange Commission Nor Has the Commission Passed Upon the Accuracy or Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.


     Our common stock is traded on the NYSE AMEX. On August 6, 2009 the closing price of our common stock on the NYSE AMEX was $1.21.
















                 The date of this prospectus is August __, 2009

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

Our Business

      We develop, manufacture and market specialty chemicals that slow the evaporation of water.

      Our HEAT$AVR(R) product is used in swimming pools and spas. This product forms a thin, transparent layer on the water's surface. The transparent layer slows the evaporation of water, allowing the water to retain a higher temperature for a longer period of time and thereby reducing the energy required to maintain the desired temperature of the water. Using the same technology, our WATER$AVR(R) product, can also be used in reservoirs, potable water storage tanks, livestock watering ponds, canals, and irrigation ditches where its use slows water loss due to evaporation.

      We also manufacture and market TPA's, or biodegradable polymers, which are used by the petroleum, chemical, utility and mining industries to prevent corrosion and scaling in water piping. TPA's can also be used in detergents to increase biodegradability and in agriculture to increase crop yields by enhancing fertilizer uptake.

The Offering

      By means of this prospectus a number of our shareholders are offering to sell up to 1,455,470 shares of our common stock which are issuable upon the exercise of warrants. The warrants were sold in private offerings, together with shares of our common stock, in 2005 and 2007. Each warrant originally permitted the holder to purchase one share of our common stock at a price of $4.50. On February 2, 2009 our directors lowered the exercise price of the warrants issued in 2005 to $4.00. Also included in the shares offered by this prospectus are 75,970 shares issuable upon the exercise of warrants issued to sales agents participating in the private offerings.


      As of July 31, 2009 we had 14,057,567 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise of outstanding warrants or options. See "Comparative Share Data".


      We will not receive any proceeds from the sale of the shares by the selling shareholders.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and the potential need for additional capital. See the "Risk Factors" section of this prospectus for additional risk factors.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on our belief as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding future revenues, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The following is a discussion of important factors that could affect our future operations and result in a decline in the market price of our common stock.

We have incurred significant operating losses since inception and may not sustain profitability in the future.

We have experienced operating losses and negative cash flow from operations since our inception and we currently have an accumulated deficit. To the extent our revenues do not increase, our results of operations and liquidity will be materially adversely affected. If we experience slower than anticipated revenue growth or if our operating expenses exceed our expectations, we may not be profitable. Even if we become profitable in the future, we may not remain profitable.

Our failure to obtain capital may significantly restrict our operations.

We may need additional capital to fund our operating losses and to expand our business. We do not know what the terms of any future capital raising may be but any future sale of our equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the market price of the shares of common stock sold in this offering. Our failure to obtain the capital which we require may result in the slower implementation of our business plan or our inability to implement our business plan. There can be no assurance that we will be able to obtain any capital which we will need or how long we can remain in operation.

We will not receive any proceeds from the sale of the shares offered by this prospectus.

Shares issuable upon the exercise of outstanding options and warrants may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock.


We had outstanding options and warrants which, as of July 31, 2009, allowed the holders to acquire a substantial number of shares of our common stock. Until the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock. See "Comparative Share Data" for additional information.


By means of this registration statement, as well as other registration statements filed with the Securities and Exchange Commission, substantially all of the shares of common stock which are issuable upon the exercise of the outstanding options and warrants may be sold in the public market. The sale of common stock issued or issuable upon the exercise of our outstanding options or warrants, or the perception that such sales could occur, may adversely affect the market price of our common stock.

Fluctuations in our operating results may cause our stock price to decline.

Given the nature of the markets in which we participate, we cannot reliably predict future revenues and profitability. Changes in competitive, market and economic conditions may cause us to adjust our operations. A high proportion of our costs are fixed, due in part to our sales, research and development and manufacturing costs. Thus, small declines in revenue could disproportionately affect our operating results. Factors that may affect our operating results and the market price of our common stock include:

     o    demand for and market acceptance of our products;
     o    competitive pressures resulting in lower selling prices;
     o adverse changes in the level of economic activity in regions in which we do business;
     o adverse changes in industries, such as swimming pool construction, on which we are particularly dependent;
     o changes in the portions of our revenue represented by various products and customers;
     o    delays or problems in the introduction of new products;
     o    the  announcement  or  introduction  of  new  products,   services  or
          technological innovations by our competitors;
     o    variations in our product mix;
     o the timing and amount of our expenditures in anticipation of future sales;
     o    increased costs of raw materials or supplies; and
     o    changes in the volume or timing of product orders.

Our operations are subject to seasonal fluctuation.

The use of our swimming pool products increases in summer months in most markets and results in our sales from January to June being greater than in July through December. Markets for our WATER$AVR(R) product are also seasonal, dependent on the wet versus dry seasons in particular countries. We attempt to sell into a variety of countries with different seasons on both sides of the equator in order to minimize seasonality. Our TPA business is the least seasonal, however there is a small increase in the spring related to inventory building for the crop season in the United States and a small slowdown in December as oilfield customers run down stock in advance of year end, but otherwise, little seasonal variation. We believe we are able to adequately respond to these seasonal fluctuations by reducing or increasing production as needed.

Interruptions in our ability to purchase raw materials and components may adversely affect our profitability.

We purchase certain raw materials and components from third parties pursuant to purchase orders placed from time to time. Because we do not have guaranteed long-term supply arrangements with our suppliers, any material interruption in our ability to purchase necessary raw materials or components could have a material adverse effect on our business, financial condition and results of operations.

Our WATER$AVR(R) product has not proven to be a revenue producing product and we may never recoup the cost associated with its development.

The marketing efforts of our WATER$AVR(R) product may result in continued losses. We introduced our WATER$AVR(R) product in June 2002 and, to date, we have delivered quantities for testing by potential customers, but only a few customers have ordered the product for commercial use. This product can achieve success only if it is ordered in substantial quantities by commercial customers who have determined that the water saving benefits of the product exceed the costs of purchase and deployment of the product. We can offer no assurance that we will receive sufficient orders of this product to achieve profits or cover the additional expenses incurred to manufacture and market this product.

If we do not introduce new products in a timely manner, our products could become obsolete and our operating results would suffer.

Without the timely introduction of new products and enhancements, our products could become obsolete over time, in which case our revenue and operating results would suffer. The success of our new product offerings will depend upon several factors, including our ability to:


     o    accurately anticipate customer needs;
     o    innovate and develop new products and applications;
     o    successfully commercialize new products in a timely manner;
     o price our products competitively and manufacture and deliver our products in sufficient volumes and on time; and
     o    differentiate our products from our competitors' products.

In developing any new product, we may be required to make a substantial investment before we can determine the commercial viability of the new product. If we fail to accurately foresee our customers' needs and future activities, we may invest heavily in research and development of products that do not lead to significant revenues.

We are dependent upon certain customers.

Among our current customers, we have identified six that are sizable enough that the loss of any one would be significant. Any such loss of one or more of these customers could result in a substantial reduction in our revenues. For this reason, we concentrate on maintaining good sales relations with these customers. We also try and minimize this risk by seeking out new customers.

Economic, political and other risks associated with international sales and operations could adversely affect our sales.

Shipments made outside of the United States accounted for approximately 79% of our revenues during the year ended December 31, 2008 and approximately 79% of our revenues during the year ended December 31, 2007. Since we sell our products worldwide, our business is subject to risks associated with doing business internationally. We anticipate that revenues from international operations will continue to represent a sizable portion of our total revenue. Accordingly, our future results could be harmed by a variety of factors, including:

     o    changes in foreign currency exchange rates;
     o changes in a country or region's political or economic conditions, particularly in developing or emerging markets;
     o    longer  payment   cycles  of  foreign   customers  and  difficulty  of
          collecting receivables in foreign jurisdictions;
     o    trade protection measures and import or export licensing requirements;
     o    differing tax laws and changes in those laws;
     o    difficulty in staffing and managing widespread operations;
     o differing protection of intellectual property and changes in that protection; and
     o    differing regulatory requirements and changes in those requirements.

We are subject to credit risk and may be subject to substantial write-offs if one or more of our significant customers default on their payment obligations to us.

We currently allow our major customers between 30 and 45 days to pay for each shipment of product we make to them. This practice, while customary, presents an accounts receivable write-off risk in that if one or more of our significant customers defaulted on their payment obligations to us, such write-off, if substantial, would have a material adverse effect on our business and results of operations. While we have exposure to this type of risk, we are no longer subject to the concentrated credit risk that we were previously subject to because of our relationship with Sun Solar. In addition, while our exposure to a bad debts and write-offs credit risk may increase as we service a larger number of customers in the swimming pool and personal spa, water evaporation and TPA industries, the effect of any such bad debts and write-offs will be minimized as a result of the increase in the numbers of our customers and overall revenues.

Our products can be hazardous if not handled, stored and used properly; litigation related to the handling, storage and safety of our products would have a material adverse effect on our business and results of operations.

Some of our products are flammable and must be stored properly to avoid fire risk. Additionally, some of our products may cause irritation to a person's eyes if they are exposed to the concentrated product. Although we label our products to warn of such risks, our sales could be reduced if our products were to be viewed as being dangerous to use or if they are implicated in causing personal injury or property damage. We are not currently aware of any circumstances in which our products have caused harm or property damage to consumers. Nevertheless, litigation regarding the handling, storage and safety of our products would have a material adverse effect on our business and results of operations.

Our failure to comply with environmental regulations may create significant environmental liabilities and force us to modify our manufacturing processes.

We are subject to various federal, state and local environmental laws, ordinances and regulations relating to the use, storage, handling and disposal of certain of our chemical substances. Under such laws, we may become liable for the costs of removal or remediation of these substances that have been used by our consumers or in our operations. Such laws may impose liability without regard to whether we knew of, or caused, the release of such substances. Any failure by us to comply with present or future regulations could subject us to the imposition of substantial fines, suspension of production, alteration of manufacturing processes or cessation of operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our failure to protect our intellectual property could impair our competitive position.

While we own certain patents and trademarks, some aspects of our business cannot be protected by patents or trademarks. Accordingly, in these areas there are few legal barriers that prevent potential competitors from copying certain of our products, processes and technologies or from otherwise entering into operations in direct competition with us. In particular, we have been informed that our former exclusive agent for the sale of our products, Sun Solar, is now competing with us in the swimming pool and personal spa markets. As a former distributor, they were given access to many of our sales, marketing and manufacturing techniques. Accordingly, we are doing all that we can to ensure our proprietary products and technologies are not used by them (or others) without our permission.

Our products may infringe on the intellectual property rights of others, and resulting claims against us could be costly and prevent us from making or selling certain products.

Third parties may seek to claim that our products and operations infringe their patent or other intellectual property rights. We may incur significant expense in any legal proceedings to protect our proprietary rights or to defend infringement claims by third parties. In addition, claims of third parties against us could result in awards of substantial damages or court orders that could effectively prevent us from making, using or selling our products in the United States or abroad.

A claim for damages could materially and adversely affect our financial condition and results of operations.

Our business exposes us to potential product liability risks, particularly with respect to our consumer swimming pool and consumer TPA products. There are many factors beyond our control that could lead to liability claims, including the failure of our products to work properly and the chance that consumers will use our products incorrectly or for purposes for which they were not intended. There can be no assurance that the amount of product liability insurance that we carry will be sufficient to protect us from product liability claims. A product liability claim in excess of the amount of insurance we carry could have a material adverse effect on our business, financial condition and results of operations.

Our ongoing success is dependent upon the continued availability of certain key employees.

Our business would be adversely affected if the executive services of Daniel B. O'Brien ceased to be available to us because we currently do not have any other employee with an equivalent level of expertise in and knowledge of our industry. If Mr. O'Brien no longer served as our President and Chief Executive Officer, we would have to recruit one or more new executives, with no real assurance that we would be able to engage a replacement executive with the required skills on satisfactory terms. The market for skilled employees is highly competitive, especially for employees in the fields in which we operate. While our compensation programs are intended to attract and retain the employees required for it to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute on our plans, nor can there be any assurances that we will be able to continue to attract new employees as required.

                             COMPARATIVE SHARE DATA

                                                          Number        Note
                                                         Of Shares   Reference


Shares outstanding as of July 31, 2009:                  14,057,567
                                                        ==========


Shares to be sold in this Offering:

     Shares  issuable  upon  exercise  of  warrants
     sold to  private  investors                         1,455,470       A


     Shares issuable upon exercise of sales agent's
     warrants                                               75,970       A
                                                        ----------
                                                         1,531,440


Other Shares Which May Be Issued:


      The following table lists additional shares of our common stock which may be issued as of July 31, 2009:

                                                           Number       Note
                                                         Of Shares   Reference

    Shares issuable upon exercise of options granted
    to our officers, directors, employees, consultants,
    and third parites                                    1,910,700       B


A. By means of this prospectus a number of our shareholders are offering to sell up to 1,455,470 shares of our common stock which are issuable upon the exercise of warrants. The warrants were sold in private offerings, together with shares of our common stock, in 2005 and 2007. Each warrant originally permitted the holder to purchase one share of our common stock at a price of $4.50. On February 2, 2009 our directors lowered the exercise price of the warrants issued in 2005 to $4.00.

      In connection with the private offerings we paid sales commissions to Capstone Investments ($37,538), FIG Partners, LLC ($14,251), and Barretto Securities, Inc. ($45,000). We also issued warrants which allow: Capstone Investments to purchase 54,000 shares of our common stock, FIG Partners to purchase 5,816 shares of our common stock, and Barretto Securities to purchase 16,154 shares of our common stock.


      Summary information concerning these warrants, all of which may be exercised at any time, is shown below.

       Shares Issuable Upon     Issue       Exercise       Expiration
       Exercise Of Warrants      Date        Price            Date
       --------------------     ------      --------       ----------

           900,000            April 2005      $4.00         7/31/09
            54,000 (1)        April 2005      $4.00         7/31/09
            87,400            June 2005       $4.00         7/31/09

           468,070            May 2007        $4.50         5/30/10
            21,970 (1)        May 2007        $4.50         5/30/10
       -----------
         1,531,440


(1)  Sales agent warrants.

B. Options are exercisable at prices ranging from $1.40 to $4.55 per share. The options expire at various dates between July 31, 2009 and May 30, 2010.

      The shares referred to in Note A are being offered for sale by means of this registration statement. See "Selling Shareholders".

      The shares referred to in Note B are being offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                           MARKET FOR OUR COMMON STOCK

      Our common stock is traded on the NYSE AMEX under the symbol "FSI". The following table shows the range of high and low closing prices on the NYSE AMEX for our common stock for the periods indicated. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

                                                           High       Low

Year Ended December 31, 2007            First Quarter      $3.55     $2.25
                                        Second Quarter      4.30      2.45
                                        Third Quarter       3.25      2.50
                                        Fourth Quarter      4.12      2.80


Year Ended December 31, 2008            First Quarter      $2.24     $1.43
                                        Second Quarter      2.80      2.09
                                        Third Quarter       2.48      1.59
                                        Fourth Quarter      4.12      2.80

      As of May 31, 2009 we had approximately 1,700 shareholders.

      Our common stock also trades on the Frankfurt stock exchange under the symbol "FXT."

      We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our board of directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by the board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

      By means of this prospectus a number of our shareholders are offering to sell up to 1,455,470 shares of our common stock which are issuable upon the exercise of warrants. The warrants were sold in private offerings, together with shares of our common stock, in 2005 and 2007. Each warrant originally permitted the holder to purchase one share of our common stock at a price of $4.50. On February 2, 2009 our directors lowered the exercise price of the warrants issued in 2005 to $4.00.

      Included in the shares offered by this prospectus are 75,970 shares issuable upon the exercise of warrants issued to Capstone Investments, FIG Partners, LLC, and Barretto Securities, all of which were sales agents who participated in the private offerings.

      We will not receive any proceeds from the sale of the shares by the selling shareholders. We will pay all costs of this offering. The selling shareholders will pay all sales commissions and other costs relating to the sale of their shares.

                                              Shares
                                             Issuable    Shares to     Share
                                               Upon       Be Sold     Ownership
                                   Shares    Exercise     in this      After
Name                                Owned   of Warrants   Offering    Offering
-----------------------           --------  -----------   --------    --------

SF Capital Partners, Ltd.             --      400,000      400,000       --
Catalina Capital                      --      140,000      140,000       --
HSBC Guyerzeller                      --      100,000      100,000       --
Perritt Emerging Opportunities Fund   --      100,000      100,000       --
Nite Capital, L.P.                    --       70,000       70,000       --
Bluegrass Growth Fund, L.P.           --       34,000       34,000       --
Bluegrass Growth Fund, Ltd.           --       34,000       34,000       --
Alexander Klinkman                    --       22,000       22,000       --
Capstone Investments                  --       54,000       54,000       --
Rohn and Bodmer Banquiers             --      153,845      153,845       --
Joylen F. Stern                       --       38,500       38,500       --

William G. Spears                     --       38,500       38,500       --
William G. Spears Profit Sharing Plan --       38,500       38,500       --
Glacier Partners LP                   --      115,385      115,385       --
Pictet Asset Management               --      134,200      134,200       --
North Point Partners I LLC            --       36,540       36,540       --
FIG Partners, LLC                     --        5,816        5,816       --
Barretto Securities                   --       16,154       16,154       --


    The controlling person of each selling shareholder, which is not an individual, is shown below:

        Selling Shareholder                       Controlling Person

        SF Capital Partners, Ltd.                 Brian Davidson
        Catalina Capital                          Mike Baum
        HSBC Guyerzeller                          Robert Loeber
        Perritt Emerging Opportunities Fund       Michael Corbett
        Nite Capital, L.P.                        Chris Casey
        Bluegrass Growth Fund, L.P.               Deborah Solomon
        Bluegrass Growth Fund, Ltd.               Deborah Solomon

        Capstone Investments                      Steve Capozza
        William G. Spears Profit Sharing Plan     William G. Spears
        Glacier Partners LP                       Peter Castellanos
        Pictet Asset Management                   Philippe Rohner or
                                                    Hans Peter Portner
        North Point Partners I LLC                Peter Imber
        FIG Partners, LLC                         Geoffrey Hodgson
        Barretto Securities                       Landon Barretto

      None of the selling shareholders had or ever had, any material relationship with us or our officers or directors. To our knowledge, none of the selling shareholders are affiliated with a broker dealer except for Capstone Investments, FIG Partners, LLC, and Barretto Securities.


      All of the selling shareholders acquired the shares they are offering by means of this prospectus in the ordinary course of business. At the time they acquired these shares the selling shareholders did not have any agreements or understandings, directly or indirectly, with any person to distribute their shares.


Manner of Sale

      The shares of common stock to be sold by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. We cannot and the selling shareholders cannot presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

    If any selling shareholder enters into an agreement to sell its shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

     We have has advised the selling shareholders that they, and any securities broker/dealers or others who may be deemed to be statutory underwriters, will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have has also advised the selling shareholders that in the event of a "distribution" of the shares owned by the selling shareholders, the selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participate in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in the distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

      We are authorized to issue 50,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding our common stock. All our outstanding shares are fully paid and non-assessable.

Preferred Stock

      We are authorized to issue 1,000,000 shares of preferred stock. Our Articles of Incorporation provide that our Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Nevada law, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series established. As our Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover.

Options and Warrants

     See the "Comparative Share Data" section of this prospectus for information concerning our outstanding options and warants.

Transfer Agent

     Computershare Trust Company, Inc., of Golden, Colorado, is the transfer agent for our common stock.


                                  LEGAL MATTERS

      The validity of the securities offered by this prospectus has been passed upon by Hart & Trinen, Denver, Colorado.

                                 INDEMNIFICATION

      The Nevada Revised Statutes authorize indemnification of any of our directors or officers against expenses incurred in connection with any action, suit, or proceeding to which the director or officer is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence. In addition, a director or officer who was found liable for misconduct or negligence may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors or officers, pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      We are subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information which we have filed can be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. The address of that site is http://www.sec.gov.

      We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus).

Requests should be directed to:

                     Flexible Solutions International, Inc.
                              615 Discovery Street
                           Victoria, British Columbia,
                                 Canada V8T 5G4
                                 (250) 477-9969

      The following documents we filed with the Commission (Commission File No. 0-29649) are incorporated by reference into this prospectus:

     o    Proxy statement relating to June 26, 2008 shareholders' meeting.

     o Amended report on Form 10-KSB/A for the year ended December 31, 2007 (filed on 1/20/09).
     o Amended quarterly report on Form 10-Q/A for the three months ended September 30, 2008 (filed on 1/21/09).
     o    Current report on Form 8-K (filed on 1/27/09).
     o    Current report on Form 8-K (filed on 2/6/09).
     o Amended report on Form 10-KSB/A for the year ended December 31, 2007 (filed on 3/4/09).
     o    Current report on Form 8-K (filed on 3/30/09).

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed on 3/26/09).
     o Report on Form 10-Q for the three months ended March 31, 2009 (filed on 5/14/09).

     o    Current report on Form 8-K (filed on 5/20/09).


      All documents filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time we use the prospectus to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

      No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus.


                                TABLE OF CONTENTS
                                                                        Page


Prospectus Summary..................................................
Risk Factors........................................................
Comparative Share Data..............................................
Market for Our Common Stock ........................................
Selling Shareholders................................................
Description of Securities...........................................
Legal Matters.......................................................
Indemnification ....................................................
Additional Information..............................................



                                  Common stock

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

                                   PROSPECTUS

                                     PART II
                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

             SEC Filing Fee                                     $   133
             Legal Fees and Expenses                             10,000
             Accounting Fees and Expenses                         3,000
             Miscellaneous Expenses                               1,867
                                                                -------
                  TOTAL                                         $15,000
                                                                =======

           All expenses other than the SEC filing fees are estimated.

Item 15.  Indemnification of Directors and Officers.

      Section 78.7502 of the Nevada Revised Statutes and the Company's Bylaws provides that the Company may indemnify its officers or directors, or former officers or directors, against expenses actually and necessarily incurred by them in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 16.  Exhibits

3.1   Amended and Restated Certificate of Incorporation     (1)

3.2   Bylaws                                                (1)

5.    Opinion of Counsel

21.1  Subsidiaries                                          (2)

23(a) Consent of Hart & Trinen
  (b) Consent of Cinnamon Jang Willoughby & Company

(1) Incorporated by reference to the same exhibit number filed with the Company's Registration Statement on Form 10-SB.

(2) Incorporated by reference to the same exhibit filed with the Company's Registration Statement on Form SB-2 (File No. 333-100129).

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


      Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, British Columbia, Canada on the 30th day of June 2009.


                                 FLEXIBLE SOLUTIONS INTERNATIONAL, INC.


                                 By: /s/ Daniel O'Brien
                                     -----------------------------------
                                     Daniel O'Brien, President, Chief Executive
                                     Officer and Principal Financial and
                                     Accounting Officer

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                      Date


/s/ Daniel B. O'Brien         Director, Chief Executive     June 30, 2009
--------------------------    Officer, and Principal
Daniel B. O'Brien             Financial and Accounting
                              Officer

/s/ John H. Bientjes
--------------------------
John H. Bientjes                Director                    July 14, 2009


/s/ Robert N. O'Brien
--------------------------
Robert N. O'Brien               Director                    June 30, 2009


/s/ Dale Friend
--------------------------
Dale Friend                     Director                    July 22, 2009


/s/ Eric G. Hodges
--------------------------
Eric G. Hodges                  Director                    July 14, 2009

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                            REGISTRATION STATEMENT ON
                                    FORM S-3

                                 AMENDMENT NO. 1


                                    EXHIBITS

                                    EXHIBIT 5

                               HART & TRINEN, LLP
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061




                                  June 10, 2009


Flexible Solutions International, Inc.
615 Discovery Street
Victoria, British Columbia
Canada  V8T 5G4

    This letter will constitute an opinion upon the legality of the sale by certain shareholders of Flexible Solutions International, Inc., a Nevada corporation, of up to 1,531,440 shares of common stock, all as referred to in the Registration Statement on Form S-3 filed by Flexible Solutions with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of Flexible Solutions and the applicable laws of the State of Nevada, and a copy of the Registration Statement. In our opinion, Flexible Solutions has duly authorized the issuance of the shares of stock mentioned above and, when sold in accordance with the terms and conditions set out in the Registration Statement, such shares of common stock, will be legally issued, fully paid and non-assessable.

                                  Very truly yours,

                                  HART & TRINEN, L.L.P.


                                  /s/ William T. Hart
                                  -------------------------------------
                                  William T. Hart

                                  EXHIBIT 23(a)

                               HART & TRINEN, LLP
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Flexible Solutions International, Inc. on Form S-3 whereby certain shareholders of Flexible Solutions propose to sell up to 1,531,440 shares of Flexible Solutions' common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.


     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold, and the reference to our firm in the prospectus as having passed on the legality of the securities being offered.



                                       Very truly yours,

                                       HART & TRINEN, L.L.P.

                                       /s/ William T. Hart
                                       ------------------------------
                                       William T. Hart


Denver, Colorado
June 10, 2009

                                 EXHIBIT 23(b)

            Consent of Independent Registered Public Accounting Firm


Flexible Solutions International, Inc.
Victoria, British Columbia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2009, relating to the consolidated financial statements of Flexible Solutions International, Inc. for the years ended December 31, 2008 and 2007 which are contained in the Prospectus.


                                        /s/ Cinnamon Jang Willoughby & Company
                                               Chartered Accountants



Burnaby, British Columbia
August 4, 2009